ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT, dated effective August 8, 2000, is by and between Aetrium Incorporated, a Minnesota corporation ("Aetrium"), and Littlefeet, Inc., a California corporation ("Littlefeet"), and is made with reference to the following facts, which are a material part of this
Agreement:

A. Aetrium and Pomerado Leasing No. 5 LP, a California limited partnership, as successor in interest to W.H. Pomerado LLC, a California limited liability company ("Lessor") are parties to that certain Standard Industrial/Commercial Single-Tenant Lease-Net dated September 18, 1998 (including Addendum to Lease dated September 17, 1998 ("Addendum")) as amended by that certain First Amendment to Lease ("First Amendment") dated September 10, 1999 ("Lease") pursuant to which Lessor has leased to Aetrium the property located at 13000 Gregg Street, Poway, California 92064 ("Premises"). Any words or phrases defined in the Lease will have the same meaning and effect when used in this Agreement, unless otherwise expressly provided in this Agreement.

B. Concurrently herewith, Lessor and the parties hereto have entered into that certain Consent to Assignment of Lease and Amendment of Lease dated effective August 8, 2000 ("Consent"), which provides, among other things, for Lessor's consent to the assignment and assumption of the Lease hereunder and Aetrium's continuing obligations under the Lease.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, the parties agree as follows:

1. ASSIGNMENT AND ASSUMPTION. Effective the Possession Date (as hereinafter defined), Aetrium hereby assigns to Littlefeet all of its right, title and interest in, to and under the Lease, and Littlefeet hereby assumes all obligations of Aetrium under the Lease accruing on or after the Possession Date.

2. POSSESSION DATE. The Possession Date is the date Aetrium surrenders possession of the Premises to Littlefeet. Aetrium will provide Littlefeet no less than 15 days prior written notice of the Possession Date. The parties intend that the Possession Date will be October 1, 2000. If for any reason Aetrium cannot deliver possession of the Premises to Littlefeet on or before November 1, 2000, Littlefeet will have the option to terminate this Agreement by written notice of such termination to Aetrium, in which event Aetrium will promptly return all amounts paid by Littlefeet to Aetrium and the parties will have no further obligation to each other. In the event the Possession Date is not the first day of a month, Base Rent and other rent and charges under the Lease for such month will be prorated between Aetrium and Littlefeet to the Possession Date.


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3.   CONDITION OF PREMISES. Aetrium will deliver the Premises to Littlefeet with the manufacturing space/warehouse in a broom clean condition, and the office with carpets cleaned. All personal property (unless agreed to otherwise by Littlefeet and Aetrium under a separate agreement) will be removed from the Premises. For reference purposes, all furniture and modular offices are considered personal property. All mechanical, plumbing, electrical, HVAC (heating, ventilating and air conditioning), sprinklers, loading doors and lighting systems will be in good operating condition on the Possession Date. If a non-compliance with this warranty exists as of the Possession Date, Aetrium will, after receipt of written notice from Littlefeet, rectify at Aetrium's expense. Aetrium will have no responsibility hereunder for any matter for which it is not given written notice within 30 days after Possession Date.

4. SECURITY SYSTEM. Littlefeet will assume the Security System contract held by Aetrium, a copy of which has already been provided to Littlefeet.

5. STORAGE SPACE. Aetrium will be allowed to use a portion of the currently unimproved southern end of the building for storage for a period not to exceed 30 days after the Possession Date. This storage will be at no cost to Aetrium. Aetrium will maintain insurance in the amounts required by the Lease, and will bear all risk of loss associated with such storage, and indemnify Littlefeet against any claims associated with such storage, except to the extent of Littlefeet's gross negligence or willful misconduct.

6. BROKERAGE. The following brokerage relationships exist in this transaction and are consented to by the parties. Colliers International represents Aetrium Incorporated exclusively, and Grubb & Ellis represents Littlefeet, Inc. exclusively. A commission as per the listing contract between Colliers International and Aetrium Incorporated will be paid by Aetrium, and divided evenly between Grubb & Ellis and Colliers International.

7. HAZARDOUS MATERIALS. To Aetrium's best knowledge, (a) no Hazardous Materials are present in the Building or at the property where the Building is situated (the "Project"), other than Hazardous Materials used in the ordinary course of Aetrium's business in compliance with all applicable laws and regulations, (b) no underground storage tanks are present at the Project, and (c) no action, proceeding or claim as pending or threatened regarding the Project concerning any Hazardous Materials or pursuant to any environmental Law.

8. MONTHLY FEE. On the Possession Date (prorated to the Possession Date if the Possession Date is not the first day of a month) and on the first day of each month thereafter until expiration or earlier termination of the Lease or earlier release by Lessor of Aetrium from any and all further obligations under the Lease, Littlefeet will pay to Aetrium One Thousand Three Hundred and Sixty-Six Dollars ($1366).


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9.   SECURITY DEPOSIT. Concurrently herewith, Littlefeet has deposited with
     Aetrium One Hundred Two Thousand Five Hundred Eight-Two Dollars ($102,582) as security for Littlefeet's faithful performance of Littlefeet's obligations under this Agreement. On the Possession Date Aetrium will retain Thirty Five Thousand Eighty-Two Dollars ($35,082) of such deposit as reimbursement for the Security Deposit held by Lessor and provided by Aetrium under the Lease. If Littlefeet fails to pay any charges or other amounts due hereunder or under the Lease when due, Aetrium may use, apply or retain all or any portion of the remaining balance of such deposit ("Remaining Deposit") for the payment of any amount due Aetrium hereunder or to compensate Aetrium for any liability, cost, expense, loss or damage (including attorneys' fees) which Aetrium may suffer or incur by reason thereof. If Aetrium uses or applies all or any portion of said deposit, Littlefeet will within 10 days after written request therefor deposit moneys with Aetrium sufficient to restore said deposit to the full amount of the Remaining Deposit. Aetrium will not be required to keep all or any part of said deposit separate from its general accounts. Aetrium will, at the expiration or earlier termination of the Lease or earlier release by Lessor of Aetrium from any and all further obligations under the Lease, return to Littlefeet that portion of said deposit not used or applied by Aetrium or credited to Aetrium as reimbursement of the Security Deposit. No part of said deposit will be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Littlefeet hereunder.

10. INDEMNIFICATION. Littlefeet will indemnify, hold harmless and defend Aetrium from and against all claims by Lessor under the Lease accruing on or after the Possession Date or relating to the condition of the Premises (except to the extent Aetrium is responsible therefor under Section 3 hereof or claims resulting from Aetrium's use or deposit of Hazardous Materials on or about the Premises or third party claims for occurrences prior to the Possession Date ("Condition Exceptions")), and all liability, cost, expense, loss or damage (including attorneys' fees) incurred by Aetrium in connection therewith. Aetrium will indemnify, hold harmless and defend Littlefeet from and against all claims by Lessor under the Lease accruing prior to the Possession Date, except claims relating to the condition of the Premises (except Condition Exceptions), and all liability, cost, expense, loss or damage (including attorneys' fees) incurred by Littlefeet in connection therewith. In the event a party incurs any liability, cost, expense, loss or damage indemnified hereunder, the indemnifying party will reimburse the indemnified party for any such amount promptly upon (and in any event within 10 days after) the indemnified party's written request therefor.

11. EXERCISE OF LESSEE'S RIGHTS. In the event Littlefeet is in default of its obligations hereunder and such default has continued for 30 days, then and for so long as such default continues, Aetrium will be empowered to act on behalf of Littlefeet in the exercise of any rights of Littlefeet under the Lease, including without limitation surrender of the Premises and/or modification and/or termination of the Lease, and to the extent necessary to perfect or preserve such provisions this Agreement


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     will constitute an assignment by Littlefeet of the Lease, provided that the foregoing will not constitute an assumption by or impose on Aetrium any obligations of Littlefeet under the Lease. Littlefeet will execute and deliver to Aetrium such other documents as Aetrium may from time to time request in order to perfect, maintain and/or preserve the foregoing rights. Littlefeet will not be considered in default hereunder with respect to any claim by Lessor for so long as Littlefeet is contesting such claim, is defending Aetrium against such claim, and is providing assurances reasonably acceptable to Aetrium of ability to pay such claim and all other charges under the Lease.

12. ENFORCEMENT. Littlefeet waives presentment and other demand for payment, protest, notice of dishonor and all other notices except as expressly provided hereunder. Amounts past due hereunder will bear interest from the due date until paid in full at the rate of 12% per annum, but not exceeding the maximum rate allowed by law. Littlefeet will reimburse Aetrium for all costs and expenses (including attorneys' fees) incurred in connection with enforcement of Littlefeet's obligations hereunder.

13. NONWAIVERS. No failure or delay on the part of a party in exercising any right hereunder will operate as a waiver of, or impair, any such right. No single or partial exercise of any such right will preclude any other or further exercise thereof or the exercise of any other right. No waiver of any such right will be effective unless given in a signed writing. No waiver of any such right will be deemed a waiver of any other right hereunder.

14. UNENFORCEABILITY. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, (a) such provision will be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it will be stricken, (b) the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction, and (c) the remainder of this Agreement will remain in full force and effect.

15. ASSIGNMENT. No assignment or subletting by Littlefeet of or under the Lease will relieve Littlefeet of any obligation hereunder, and Littlefeet will remain the primary obligor hereunder notwithstanding any such assignment or subletting. This Agreement may not be assigned by Littlefeet without the prior written consent of Aetrium. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns.

16. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, all prior and contemporaneous oral and written discussions and agreements being merged herein and superseded hereby,


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

     and may not be modified except by a writing signed by authorized representatives of the parties hereto.

17. NOTICES. Any notice, request, instruction or other document to be given hereunder by one party hereto to the other party will be in writing and delivered personally or sent by registered or certified mail, postage prepaid (and if by mail with a copy sent by telephonic facsimile transmission),

     If to Aetrium:

     Aetrium Incorporated
     2350 Helen Street
     North St. Paul, Minnesota 55109
     Attn: Paul Askegaard
     Facsimile No: 651-770-7975

     If to Littlefeet prior to the Possession Date:

     Littlefeet, Inc.
     12120 Kear Place, #200
     Poway, California 92064
     Attn: William R. Peavey
     Facsimile No: 858-375-6401

     If to Littlefeet after the Possession Date:

     Littlefeet, Inc.
     13000 Gregg Street
     Poway, California 92064
     Attn: William R. Peavey
     Facsimile No: 858-375-6401

     or at such other address for a party as is specified by like notice. Any notice which is addressed and mailed in the manner herein provided will be deemed to have been duly given to the party to which it is addressed on the date deposited in the mail (or, if later, the date of facsimile transmission).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Aetrium Incorporated                                          Littlefeet, Inc.



By:   /s/ Douglas Hemer                              By: /s/ William R. Peavey
      ---------------------                                ---------------------
Its:  Group Vice President                           Its:  Vice President/CFO
      ---------------------                                ---------------------


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